The Swiss Helvetia Fund, Inc.
Annual Meeting of Stockholders
June 16, 2010

2

Macro-Economic Conditions

3

Swiss Highlights

Switzerland: differentiating factors (I)
• Switzerland resilience attributable to business friendly policies and low tax rates, attracting foreign corporations, wealthy individuals and high value added jobs supporting domestic spending and real estate prices
• Monetary policy independent from Europe
• Strength of the mid and small caps sector which exhibits
 ✓ Strong exposure to emerging markets
 ✓ Leadership in global niche markets
 ✓ Repositioning into high value added industries away from low tech to mitigate appreciation of domestic currency and to reduce pressure from international competition
• Public debt at only 40% of GDP, balanced budget in 2009, close to balanced in 2010-2011
• Internal reforms aimed at constantly strengthening international competitiveness, and by concluding free trade agreements with non-EU countries

Unlike in the EU, broad monetary supply is still showing positive growth
Switzerland: differentiating factors (II)

Swiss economy less impacted by the subprime crisis
and in reasonably good shape
• Swiss government debt has never been excessive compared to other economies
• Fiscal surplus in 2009 with a very limited deficit expected in 2010
• Swiss debt-to-GDP likely to be below 50% over the next few years, while major deficits are being experienced throughout the world, particularly in developed economies
• Improvement in government finances increased Switzerland’s room to react to the financial crisis
Switzerland

Relatively robust recovery in the Swiss economy
•  Swiss GDP was reduced by 1.5% in 2009
•  Swiss economic recovery outpaced the recovery in Eurozone
% change of real GDP over previous year

Switzerland economic growth
Quarterly growth contributions
• Swiss export sector recovered dramatically in last four quarters
• Solid state of Swiss private consumption
• Massive drop in the inventories component
• Component weight to GDP: private consumption (59%), government consumption (11%), fixed investment (21%), exports (54%), imports (44%)
Exports
contribution: 4.8%
in Q1 2010 GDP

Switzerland consumer sentiment picking up since mid 2009
Private consumption throughout the financial crisis remarkably resilient
% change of real private consumption and consumer sentiment

Switzerland leading economic indicator recovering since mid 2009
• State of the business sector confirmed the positive trend in place for a couple of months reaching the highest level since September 2006
• The most recent strengthening of the CHF has only had a limited impact on companies’ results
• May PMI managed to push further into record territory
• Business activities have moved back above their long-term trend with continued
 improvement of the Swiss business sentiment
% change over previous years

Impressive intervention from the Swiss National Bank
on foreign exchange

Currencies
Swiss Franc vs. Euro / Swiss Franc vs. USD (12/31/09 - 6/4/10)
• Swiss Franc benefits from safe haven status on the back of Eurozone sovereign debt crisis and related unwind CHF carry trade from Eastern Europe
• SNB remains committed to its policy to prevent an excessive strengthening of the franc
• SNB expected to normalize the monetary policy sooner than ECB
• Gradual appreciation expected versus Euro in 2010
• SNB limits the CHF appreciation against the Euro through intervention corresponding to an appreciation of the USD against Swiss Franc
112.26
93.81
Source: Bloomberg

Europe sovereign debt crisis
• The Euro 750 billion Europe stabilization package resolves the near-term funding squeeze in Greece and overall liquidity issue in Europe
• It doesn’t address the solvency problem in the long run as fiscal integration is still lacking in Europe
• A debt restructuring for Greece is almost unavoidable
• The fiscal tightening measures based on the austerity plans that will be put in place by most European countries will weigh on Eurozone economic growth for the next years
• Most of the fiscal efforts announced involve cutting expenses rather than increasing taxes involving an annual spending cut of 0.5% of GDP for France and Germany
• Tax hikes if any fall on the consumer, VAT as an example, rather than on corporate
• ECB has started buying corporate and government bonds on the secondary market in an attempt to lower bond yields in Portugal, Spain and Greece

Europe: money growth and inflation
• ECB will remain on hold in the coming months as inflation pressures remain subdued
• Broad money growth still contracting resulting in lagging economic recovery

China’s main macro-drivers
Future economic growth and liquidity fading

Swiss financial sector
Key highlights
Banking secrecy
• Private Banks’ foreign subsidiaries captured a large part of money repatriated after various amnesties
• Renewed interest in moving tax-declared money to Switzerland mainly coming from EU countries
• Hope that the automatic data exchange could be avoided
Basel III
• Set of rules on raising the quality, consistency and transparency of bank capital not implemented before 2012
• Introduction of some counter-cyclical rules forcing banks to build buffers in the good times
• Market pressure already forced the banking system to raise the level and quality of the capital and liquidity and be more cautious with leverage
• In Switzerland, macro-risks posed by financial intermediaries require reforms to be implemented earlier
• Therefore, capital adequacy and leverage ratios for the two big banks close to the highest ratios of major international banks
UBS Federal investigation
• The Swiss Parliament scheduled to vote on the US-Swiss Government Agreement regarding the exchange of US taxpayer information over 4’500 accounts to the US Tax Authorities in accordance with agreement signed last August
• Upper house of Parliament already voted in favor of the hand over, while the Lower House backed the
 UBS/US treaty on June 15in in its second vote called again for a referendum, sending the deal back to the upper house and delaying a binding decision

Macro-economic conclusions
• Swiss economy emerging from the global economic crisis in better shape:
 ✓ More prudent fiscal policy
 ✓ Resilient consumer spending
 ✓ Robust exports
• Market went from euphoric to very risk adverse in few weeks:
 ✓ US early recovery with China still growing fast
 ✓ Underestimated Europe Sovereign Debt issue in Q1 2010
• Central banks forced to withdraw liquidity in order to contain inflation risk going forward implying structural higher volatility
• Solvency crisis rather than a liquidity crisis (2008) implying lower risk of meltdown
Identified risks
• Economic recovery fading as Governments act fast to reduce public debt:
 ✓ Lower-than- expected earnings and margins due to low capacity utilization
 ✓ Deflation threats
• Unexpected increase in volatility weighing on equities’ valuation
 ✓ Financial companies particularly affected
• Hard landing in China
• Currencies volatility increases removing automatic stabilizers to adjust global imbalances

Review
• Based on macro-economic scenario and risks, reduction of economic sensitivity and market beta of the portfolio
 ✓ Lowered exposure to industrial companies
 ✓ Maintained underweight in financials
 ✓ Raised exposure to technology sector
Outlook
• Attractive equity valuation versus government and corporate bonds
• Short and long term negative impact of excess public debt on growth not yet discounted in the market
 ✓ Trigger point approaching
• Future investments focusing on key themes
 ✓ Growth in emerging market consumers spending (luxury goods)
 ✓ Growth in energy efficiency investments and green tech
 ✓ Domestic real estate due to strength of domestic economy and immigration
 ✓ Resumptions of capital expenditure in traditional energy sector
 ✓ Companies with high market share in specific industries and pricing power:
   Focus on balance sheet quality because financing cost is rising
Investment strategy

Market Return and Analysis

Swiss performance index valuation
Dividend Discount Model
Price to Book Valuation

Bloomberg estimates
	Indexes comparison
	SPI	STOXX 600	SP 500
Estimated PE	11.5	11.0	12.5
Price to book	1.8	1.5	2.1
Price to sales	1.3	0.9	1.2
Dividend yield	2.8	3.5	2.0

Swiss performance earnings yield versus
European corporate and government yield

SPI industry group performance
12/31/09 - 6/4/10
Source: Bloomberg

SWZ Positioning

SWZ sector exposure
Situation as of 4 June 2010
	SWZ	SPI
Beta	0.78	1
Volatility 1	9.78%	10.26%
Tracking Error 2	3.19%
1) 100 days annualized
2) Standard deviation of daily performance
 YTD annualized vs. SPI annualized

SWZ factors exposure
Weight versus the SPI
Breakdown by size and cyclicality components	SPI	SWZ

Defensive	50.95%	42.86%

Mid Cap growth	2.54%	5.20%

Large Cap Industrial Cyclical	9.92%	4.11%

Large Cap consumer (luxury)	3.38%	4.16%

Small and Mid Cap Industrial Cyclical	4.78%	7.03%

Banks and Asset Managers	16.38%	9.42%

Insurance	6.58%	4.24%

Real Estate	0.91%	3.85%

Utilities	0.15%	0.72%

Private Equity	0.00%	3.75%

Sector highlights (I)
Consumers
• The discretionary segment of goods and services benefited from the emerging market demand
• Watch exports were particularly strong growing at a double digit rate. The luxury industry will continue to benefit from an attractive brand portfolio
• Demand from Asia ex-Japan will continue to be a growth driver for the luxury segment and in particular for Swatch and Richemont, which draw about 40% of their profits outside the developed countries
Healthcare
• The financial crisis has been disruptive to pharmaceutical markets too
• Companies are adapting their models in response to healthcares regulations, increased competitions from generics and “me-too” products, regulatory pathway for drug approval
• Potential development in the emerging markets will be a central theme for the pharmaceutical and medical technology industry
• Healthcare will continue to be seen as a defensive play

Sector highlights (II)
Industrials
• Encouraging signs of recovery was seen in the second half of 2009 already. Order intakes have improved and the small and mid cap segment turned back to profitability
• With a low cost basis and adjusted structure, industrials have reinforced their balance sheet and have higher operating leverage
• The strong Swiss Franc may affect the top line of Swiss industries to some degree
Banks
• Banks are shrinking balance sheets to meet new regulations driving down most financial asset prices
• New capital requirements could structurally depress ROEs reaching 18% in the past cycle to below 11%
• Banks are reluctant to lend to one another, while central banks have immediately offered liquidity to banks that need it
• Swiss private banks could benefit from a flight-to-safety trend given the low tax environment, strong currency within a stable political environment
• The sector should continue to suffer from multiple compression, lower structural profits, rising capital requirements and structural cost pressure
• In a European context, Swiss banks could relatively benefit from very high capitalization levels and regulation norms that are already ahead of the curve

SWZ largest holdings

Nestlé	Consumers	14.9	14.4	3.1	3.0	3.3	2.6
Novartis	Healthcare	8.8	11.0	1.6	3.0	4.8	3.7
Roche	Healthcare	10.8	11.0	10.5	3.0	4.2	3.7
Credit Suisse	Financials	6.8	11.0	1.3	0.8	4.9	3.0
Zurich Financial	Insurances	6.7	7.7	1.0	0.8	7.4	4.1
ABB	Const. & Materials	13.0	11.4	2.7	1.4	3.0	3.5
UBS	Financials	7.8	11.0	1.2	0.8	0.7	3.0
Swatch	Personal & Goods	15.1	14.8	2.4	2.8	1.5	2.8
Rieter	Automobiles & Parts	17.3	20.8	2.1	1.0	0	0.8
PSP	Real Estate	19.1	12.6	1.0	0.93	4.2	5.3

* sector: STOXX Europe 600
Situation as of 4 June 2010

SPI sectors valuation and growth
Bloomberg estimates

SWZ Performance

SWZ total return comparison versus the SPI
12/31/09 - 6/4/10 (CHF)
-0.91%
-1.43%
SWZ Performance Spread
+0.52%

SWZ performance analysis
YTD 12/31/09 - 5/31/10 (USD)
Share price total return in USD: - 12.22%
S&P 500 total return : - 1.49%
Performance of Fund
in local currency:
-1.01%
Swiss Francs
vs. USD:
-11.97%
Discount
Impact:
+0.73%

SWZ performance analysis
1 calendar year 12/31/08 - 12/31/09 (USD)
Performance of Fund
In local currency :
-5.05%
Swiss Francs
vs. USD:
+2.87%
Discount
Impact:
+1.15%
Share price total return in USD: - 1.20%
S&P 500 total return : + 26.47%

SWZ performance analysis
5 calendar years 12/31/04 - 12/31/09 (USD)
Performance of Fund
In local currency :
+7.12%
Swiss Francs
vs. USD:
+9.09%
Discount
Impact:
-1.75%
Share price total return in USD: + 14.81%
S&P 500 total return : + 2.15%

SWZ Private Equity Portfolio

38
38

Private equity holdings
Limited Partnerships
 • Zurmont Madison Private Equity LP: May 2007
 • Aravis Biotech II: October 2007
Illiquid Direct Investments
 • Synosia Therapeutics: October 2008
 • Kuros Biosurgery: August 2009
 • NovImmune: Oct. & Dec. 2009
Total commitments
 • CHF 25.7mn; 5.9% of SWZ (as a percent of net assets)
Total draw-downs
 • CHF 18.4mn; 4.3% of SWZ (as percent of net assets)
Situation as of 6 June 2010

NAV development on the private equity portfolio
• The Net Asset Value development depends on:
 ✓ Investments in portfolio companies
 ✓ Companies valuation
 ✓ Fees and expenses in Limited Partnerships
• Net Asset Value as a percent of Net Capital Contributed (NCC) has improved with the lowest level reached on 06.30.09 (71% in the graph below)
• As of 03.31.10, the NAV as a percent of NCC was 86% and is expected to further increase with
 (J-curve phenomenon):
 ✓ New added portfolio companies in the Limited Partnerships Zurmont and Aravis
 ✓ The relative reduction
  in expenses and fees
 ✓ An increase in valuation
  of portfolio companies
 ✓ New investments in
  illiquid direct companies

SWZ Peer Group Comparison

Peer group performance comparison
Swiss Francs as of 5/31/10

6.91%

Marketing

Marketing efforts since June 2009
• The Fund participated in the annual Swiss National Day Celebration in New
 York City on August 1, 2009 The event attracted approximately 3,000 attendees. Information on the Fund was distributed and staff were on hand to answer questions on Fund performance and investments
• Monthly advertisement in The New Swiss Journal
• Ongoing efforts in keeping www.swz.com up to date with current news and statistics
• Mailing of quarterly reports to all Swiss Consulates in the U.S.

Stock Repurchase Program
Basic Data

Stock repurchase program 2009 - 2010
Outstanding shares as of 12/23/09    32,466,127
Outstanding shares as of 6/4/10    31,356,426

Shares repurchased     1,109,700

Average purchase price     $11.26
Average discount    14.12%

Net gain for the Fund     $ 2,042,932
On December 23, 2009 the Board of Directors of The Swiss Helvetia Fund, Inc. announced that it approved a stock repurchase program for the Fund. Under the program the Fund is authorized to make open-market repurchases of its common stock of up to $30 million (8%
of its then current net assets). Based on the closing price of the Fund's common stock on the NYSE on December 22, 2009, the program could result in a maximum repurchase of approximately 2.62 million shares of the Fund. Based on these amounts, the repurchase program, if fully executed, would reduce the number of issued and outstanding shares of the Fund by approximately 8%.

Morningstar 1 awarded The Swiss Helvetia Fund, Inc.:
Analysts report
1 Morningstar is an independent fund performance monitor. Its ratings reflect historic risk-adjusted performance and may change monthly.
Its ratings of one (low) and five (high) stars are based on a fund’s three year five year, ten year and overall average annual total returns with fee adjustments, and a risk factor that reflects fund performance relative to three-month Treasury Bill monthly returns. Only 33% of the funds in an investment category may receive four or five stars. As of March 8, 2010 there were 8 funds in the Fund’s asset category rated by Morningstar.